UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 2, 2019

KinerjaPay Corp.

(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-55081

Delaware	83-3069398)
(State of or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Jl. Multatuli, No.8A, Clyde Road, Medan Indonesia	20151
(Address of Registrant’s Office)	(Zip Code)

Registrant’s Telephone Number, including area code: +62-819-6016-168

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 8.01 Other Events.

KinerjaPay Corp., OTCQB: KPAY (the “Company”) is filing as Exhibit 99.1 to this Form 8-K a press dated issued on May 2, 2019, titled “KinerjaPay Corp. Confirms Completion of a Substantial Amount of the Equity Funding From The Wahana Group’s Subscription Agreements” pursuant to which the Company reported that the Company received the initial SWIFT transfer of US$100 million as part of PT. Investa Wahana Propertindo/PT. Investa Wijaya Pembangunan (the “Wahana Group”) investment of $200 million in the Company’s Series F and Series G Convertible Preferred Stock (the “Preferred Stock”), as initially reported in the Company’s Form 8-K filed on January 8, 2019. The shares of Preferred Stock (the “Preferred Stock”) for $200 million, which Preferred Stock is convertible at $1.80 per share and subject to a 9.99% beneficial ownership limitation provision.

With the acceptance of the SWIFT transfer by PT. Kinerja Pay Indonesia, the Company’s wholly-owned Indonesian subsidiary, Wahana Group has made a substantial investment toward completing its $200 million subscription under the Series F and Series G investment agreements. Our bank has confirmed and verified the SWIFT and the process has begun to monetize the $100 million funded by a letter of credit and bank guarantee, which process should be completed by or about mid-May 2019. In addition, the Company reported that it anticipates receiving from the Wahana Group the addition funding instruments to complete the $200 million Preferred Stock subscription. As part of its ongoing process of accepting subscription proceeds, the Company has also formed a new wholly-owned subsidiary, Kinerja Pay Ltd. As the subscription proceeds are received and the monetization process continues, the Company will issue additional updates.

A copy of the May 2, 2019 press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
99.1	Press Release dated May 2, 2019, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINERJAPAY CORP.

/s/: Edwin Witarsa Ng
Name: Edwin Witarsa Ng
Title: Chief Executive Officer

Dated: May 6, 2019